EXHIBIT 10.1

FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT
BY AND AMONG
JOHN M. LARSON, CAREER EDUCATION CORPORATION
AND
CEC EMPLOYEE GROUP, LLC

WHEREAS, JOHN M. LARSON (the “Executive”), CAREER EDUCATION CORPORATION, a Delaware corporation (the “Company”) and CEC EMPLOYEE GROUP, LLC (“Employee Group”) entered into that certain Employment Agreement as of the 1st day of August, 2000 (the “Agreement”); and

WHEREAS, the Company intends to remove Executive from the offices of President and Chief Executive Officer of the Company and to reduce the amount of compensation paid to Executive effective as of Transition Date as defined in this amendment to the Agreement; and

WHEREAS, the Company otherwise desires to continue to employ Executive as the Chairman of the Board, the Board desires that Executive continue to serve as a member of the Board and as the Chairman of the Board notwithstanding such changed employment and does not desire Executive tender his resignation from the Board or from his position as Chairman of the Board, and except as specifically modified herein, the Board and Company desire that the Agreement remain in full force and effect;

NOW, THEREFORE, in consideration of the mutual undertakings of the parties, the parties agree:

I.

Section 2 of the Agreement is amended by adding a new sentence to the end of Section 2.1 to read as follows:

Notwithstanding any prior increase in Base Salary, effective during the term of the Agreement after September 24, 2006 (the “Transition Date”), the Company agrees to pay Larson a reduced Base Salary at the rate of $500,000 per annum.  Such reduced Base Salary shall be subject to annual review by the Board and may be increased by the Board in its sole and absolute discretion but may not be decreased, and shall otherwise be payable as set forth in this Section 2.1.

II.

Section 2.4(d)(i)(A)(2) of the Agreement is amended to read as follows:

(2)           a cash amount equal to twenty-four (24) times the sum of:

(i)            one-twelfth (1/12) of Larson’s Base Salary at the greater of:

(x)                                 the highest rate in effect at any time during the twelve (12)-month period prior to the Date of Termination, or

(y)                               the highest rate in effect at any time during the twelve (12)-month period prior to the Transition Date,

(ii)           one-twelfth (1/12) of the greater of:

(x)                                 Larson’s Average Bonus, or

(y)                               Larson’s Average Bonus calculated as if the Transition Date were the Date of Termination, and

(iii)                             one twelfth (1/12) of an amount equal to the greater of:

(x)                                 the amount the Company contributed on Larson’s behalf for the prior fiscal year ending before the Date of Termination under any qualified or unqualified (under Section 401(a) of the Internal Revenue Code of 1986, as amended) defined contribution plans (“DC Plans”) maintained by the Company as of the Date of Termination, or

(y)                               the amount the Company contributed on Larson’s behalf for the 2005 fiscal year under any DC Plans maintained by the Company as of the Transition Date,

that total amount being payable in equal monthly installments during each of the twenty-four (24) months following the month in which the Date of Termination occurs; and

III.

Section 2.4(d)(ii)(A)(2) of the Agreement is amended to read as follows:

(2)           a cash amount equal to thirty-six (36) times the sum of:

(i)            one-twelfth (1/12) of Larson’s Base Salary at the greater of:

(x)                                 the highest rate in effect at any time during the twelve (12)-month period prior to the Date of Termination, or

(y)                               the highest rate in effect at any time during the twelve (12)-month period prior to the Transition Date,

(ii)           one-twelfth (1/12) of the greater of:

(x)                                 Larson’s Average Bonus, or

(y)                               Larson’s Average Bonus calculated as if the Transition Date were the Date of Termination, and

(iii)                             one twelfth (1/12) of an amount equal to the greater of:

(x)                                 the amount the Company contributed on Larson’s behalf for the prior fiscal year ending before the Date of Termination under any DC Plans maintained by the Company as of the Date of Termination, or

(y)                               the amount the Company contributed on Larson’s behalf for the 2005 fiscal year under any DC Plans maintained by the Company as of the Transition Date,

that total amount being payable in equal monthly installments during each of the thirty-six (36) months following the month in which the Date of Termination occurs; and

IV.

Section 3.3 of the Agreement is amended by adding a new sentence to the end thereof to read as follows:

The parties hereto acknowledge and agree that the change in Larson’s duties and responsibilities by the Company as of the Transition Date by removing Larson from the offices of President and Chief Executive Officer and the reduction of Larson’s compensation each separately constitute Good Reason as such term is defined in this Section 3.3.  The Company and Board acknowledge and agree that Larson’s agreement to continue employment with the Company after the Transition Date under the Agreement as modified by the first amendment to the Agreement shall not in any way be deemed to constitute (i) consent of Larson to such change, removal or reduction or (ii) a waiver of Larson’s right to subsequently terminate his employment with the Company for Good Reason at any time after the Transition Date based on such change, removal or reduction, or based on any other facts and circumstances that may occur or have occurred.

V.

Except as provided herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on and effective as of September 24, 2006.

CAREER EDUCATION CORPORATION

By:	/s/ Robert E. Dowdell

Its:	Lead Director

CEC EMPLOYEE GROUP, LLC

By:	/s/ Robert E. Dowdell

Its:	Authorized Signatory

EXECUTIVE

By:	/s/ John M. Larson
John M. Larson